 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2012

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19644	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Union Square, West Suite 502
New York, New York  10003
Telephone No.: 212-206-1216
(Address and telephone number of Registrant's principal
executive offices and principal place of business)

 (Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 19, 2012, YOU On Demand Holdings, Inc. (the “Company”), through its indirect variable interest entity in the People’s Republic of China, Jinan Zhongkuan Dian Guang Information Technology Co., Ltd. (“Jinan Zhongkuan”) entered into a Memorandum of Understanding (the “MOU”) with Modern Movie and TV Biweekly Press (“Modern Movie”) and Jinan Radio & Television Network (“Jinan Radio”) pursuant to which the parties amended the terms of a Cooperation Agreement between the parties, dated March 7, 2008 (the “Cooperation Agreement”), regarding the formation and operation of the Company’s 50% joint venture, Shandong Lushi Media Co., Ltd. (“Shandong Media”).  Pursuant to the Cooperation Agreement, Jinan Zhongkuan agreed to make an initial capital contribution of RMB 10 million to Shandong Media, and would thereafter make an additional capital contribution based on Shandong Media’s operational results during its first year of operation. As of the signing of the MOU, Jinan Zhongkuan had only contributed RMB 9 million and had not yet made any additional capital contribution.

Pursuant to the MOU, in lieu of making any further capital contributions to Shandong Media in accordance with the Cooperation Agreement, Jinan Zhongkuan will transfer an aggregate of 20% of its ownership interest in Shandong Media to Modern Movie and Jinan Radio on or before February 18, 2012.  Thereafter, the Company, through Jinan Zhongkuan, will own 30% of Shandong Media.  The Company entered into the MOU in order to save operational costs as well as focus its resources on growing its core businesses: pay-per-view and video-on-demand (including both transactional video-on-demand and subscription video-on-demand) platform and services in the People’s Republic of China .

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the MOU or a complete explanation of the material terms thereof.  The foregoing description is qualified in its entirety by reference to the provisions of the MOU attached to this report as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1
Memorandum of Understanding, dated January 19, 2012, by and among Jinan Zhongkuan Dian Guang Information Technology Co., Ltd., Modern Movie and TV Biweekly Press and Jinan Radio & Television Network [English Translation].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU ON DEMAND HOLDINGS, INC.

Date: January 25, 2012	By:	/s/Marc Urbach
Marc Urbach
President and Chief Financial Officer